SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.


                                    FORM 8-K
                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                     DATE OF EVENT REPORTED: OCTOBER 1, 1999


                         Integrated Food Resources, Inc.
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                 (Name of Small Business Issuer in Its Charter)


       State of Nevada                    0-25109               93-1255001
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(State or other jurisdiction of       (Commission File      (I.R.S. Employer
incorporation or organization)                  Number)      Identification No.)


                 6700 S.W. Sandburg Street, Tigard, Oregon 97223
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                    (Address of Principal Executive Offices)


                                  503-598-4375
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                            (Issuer's Telephone No.)
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ITEM 2:  DISPOSITION OF ASSETS


         On September 9, 1999, the Board of Directors of Integrated Food Resources, Inc. ("the Company") approved a plan to divest itself of its holding in ClipperNet Corporation ("ClipperNet"), its wholly owned subsidiary engaged in the development of wireless microwave, Internet connection networks.

         Under the plan, ClipperNet's management group will take control of that company. The plan calls for a 20 to 1 reverse split of ClipperNet's common stock which will reduce the Company's holdings from 1,000,000 shares (100% of ClipperNet's predivesture outstanding shares) to 50,000. The group collectively owns 1,015,702 shares of the Company's common stock which they will invest in ClipperNet in exchange for 1,523,553 shares of new issue ClipperNet common stock. Five ClipperNet creditors are holding notes payable totalling $692,441.92 which they have agreed to convert into stock at the rate of $2.027/share into 341,661 shares of new issue ClipperNet common stock. As a result of these transactions, the Company's ownership in ClipperNet will be reduced from 100% to 2.61% (50,000 shares out of 1,915,214 total outstanding).

         The plan further includes a provision for the Company to repurchase the 1,015,702 shares of its common stock surrendered by the founders to ClipperNet. The Company has an unconditional, ten-year option to repurchase these shares by paying ClipperNet the lesser value represented by 1) a cash payment equal to 1,015,702 shares multiplied by a share value of $4.50 or 2) the surrender of its 50,000 shares of ClipperNet common stock considering their market value/share at the time the option is exercised.

         It is further agreed between the parties that Ransom Southerland will tender his resignation from the Company's Board of Directors and that Alain de la Motte and James McKenzie will tender their respective resignations from ClipperNet's Board of Directors. All resignations have been tendered and unanimously approved.

         For accounting purposes, the effective date of the plan is retroactive to July 31, 1999, the fiscal year end of the Company. Closing on the terms and conditions of the divestiture took place on October 1, 1999.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                 Integrated Food Resources, Inc.

Date: October 12, 1999                                 By /s/ Alain de la Motte
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                                                              Alain de la Motte
                                                               Chairman and CEO